Exhibit 10.4

EXECUTION COPY

OMNIBUS US SELLING AGREEMENT

THIS OMNIBUS US SELLING AGREEMENT (this “Agreement”) is made on November 4, 2020 and is effective as of October 1, 2020 (the “Effective Date”), by and among (1) AHL PARTNERS LLP, a limited liability partnership organized under the laws of England and Wales (“AHL”), (2) FRM INVESTMENT MANAGEMENT (USA) LLC, a Delaware limited liability company (“FRM USA”), (3) GLG LLC, a Delaware limited liability company (“GLG US”), (4) GLG PARTNERS LP, a limited partnership organized under the laws of England and Wales (“GLG UK”), (5) MAN ASSET MANAGEMENT (CAYMAN) LIMITED, a Cayman Islands exempted company (the “Cayman ManCo”), (6) MAN GLOBAL PRIVATE MARKETS (UK) LIMITED, a limited company organized under the laws of England and Wales (“Man GPM UK”), (7) MAN GLOBAL PRIVATE MARKETS (USA) INC., a Delaware corporation (“Man GPM US”), (8) MAN INVESTMENTS (USA) CORP., a Delaware corporation (the “US ManCo”), (9) MAN SOLUTIONS LIMITED, a limited company organized under the laws of England and Wales (“MSL UK”), (10) NUMERIC INVESTORS LLC, a Delaware limited liability company (“Numeric”; and, together with AHL, FRM USA, GLG US, GLG UK, Man GPM UK, Man GPM USA and MSL UK, the “Investment Managers”; the Investment Managers together with the Cayman ManCo and the US ManCo, the “Managers”)), and (11) MAN INVESTMENTS INC., a New York corporation (the “Selling Agent”).

RECITALS

WHEREAS, AHL and the Selling Agent entered into a Selling Agreement dated October 16, 2014, as amended (the “Original AHL Agreement”) which the parties have terminated as of the Effective Date in connection with the parties’ entrance into this Agreement;

WHEREAS, FRM USA and the Selling Agent entered into (i) a Selling Agreement dated July 15, 2016, as amended (the “Original FRM USA MAC Agreement”) and (ii) an Amended and Restated Selling Agreement dated August 17, 2016, as amended (and, together with the Original FRM USA MAC Agreement, the “Original FRM USA Agreements”) which the parties have terminated as of the Effective Date in connection with the parties’ entrance into this Agreement;

WHEREAS, GLG US and the Selling Agent entered into an Amended and Restated Selling Agreement dated June 19, 2015, as amended (the “Original GLG US Agreement”) which the parties have terminated as of the Effective Date in connection with the parties’ entrance into this Agreement;

WHEREAS, GLG UK, the Cayman ManCo and the Selling Agent (along with one other party) entered into a Selling Agreement dated December 7, 2015, as amended (the “Original GLG UK Agreement”) which the parties thereto have terminated as of the Effective Date in connection with the parties’ entrance into this Agreement;

WHEREAS, Man GPM USA and the Selling Agent entered into an Amended and Restated Selling Agreement dated April 25, 2018, as amended (the “Original Man GPM USA Agreement”) which the parties have terminated as of the Effective Date in connection with the parties’ entrance into this Agreement;

WHEREAS, the US ManCo and the Selling Agent entered into a Selling Agreement dated April 1, 2006, as amended (the “Original US ManCo Agreement”) which the parties have terminated as of the Effective Date in connection with the parties’ entrance into this Agreement;

WHEREAS, Numeric and the Selling Agent entered into an Amended and Restated Selling Agreement dated June 23, 2015, as amended (and, together with the Original AHL Agreement, the Original FRM USA Agreements, the Original GLG US Agreement, the Original GLG UK Agreement, the Original Man GPM USA Agreement and the Original US ManCo Agreement, the “Original Selling Agreements”) which the parties have terminated as of the Effective Date in connection with the parties’ entrance into this Agreement;

WHEREAS, each of the Managers may act as investment manager, adviser, sub-adviser, managing member, general partner and/or manager to one or more collective or single investor investment vehicles organized or to be organized to trade and invest in securities, commodity interests, real estate loans and/or other real estate-related assets and/or other financial instruments (the list of which as to AHL is set forth in Schedule A hereto, the list of which as to FRM USA is set forth in Schedule B hereto, the list of which as to GLG US is set forth in Schedule C hereto, the list of which as to GLG UK is set forth in Schedule D hereto, the list of which as to the Cayman ManCo is set forth in Schedule E hereto, the list of which as to Man GPM UK is set forth in Schedule F hereto, the list of which as to Man GPM USA is set forth in Schedule G hereto, the list of which as to the US ManCo is set forth in Schedule H hereto, the list of which as to MSL UK is set forth in Schedule I hereto, the list of which as to Numeric is set forth in Schedule J hereto, as each such schedule may be amended by the respective Manager from time to time by exchange of emails, agreed memoranda or otherwise as agreed between the relevant Manager and the Selling Agent, (such investment vehicles as to each Manager, its “Funds”));

WHEREAS, each Fund offers, sells and issues beneficial ownership interests, limited partnership interests, limited liability company membership interests and/or shares in such Fund (“Interests”) for sale in an offering exempt from registration under the U.S. Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder (together, the “Securities Act”), except for such Funds that rely solely on Section 4(a)(2) of the Securities Act and for which no reliance on the “safe harbor” provided by Regulation D may be required;

WHEREAS, each of the Managers is authorized or delegated authority to appoint the Selling Agent to act on behalf of each Fund, as applicable, it being understood that with respect to the Funds to which the Investment Managers provide investment management services through an appointment to such Funds where the Cayman ManCo or the US ManCo serves as general partner, managing member, manager or in a similar capacity, the Cayman ManCo or the US ManCo (and not the Investment Managers) has been authorized or delegated authority by such Funds to appoint the Selling Agent;

WHEREAS, in addition to acting as investment manager, adviser, sub-adviser and/or manager to the Funds, each of the Investment Managers provides investment management, management, sub-advisory and similar services to clients through separately managed accounts and similar structures, mandates and vehicles (collectively, “Managed Accounts”);

WHEREAS, Rule 206(4)-3 under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), requires that the payment of compensation for referrals in respect of Managed Accounts be made pursuant to a written agreement; and

WHEREAS, the Selling Agent has agreed to assist, as non-exclusive selling agent, each Manager in the offer and sale to U.S. Persons (as defined below) of Interests in the Funds applicable to such Manager and to refer to each of the Investment Managers’ prospective clients for Managed Accounts on a reasonable efforts basis without any firm underwriting commitment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

Section 1. Representations and Warranties of each Manager. Each Manager, as to itself only, represents and warrants to the Selling Agent as follows:

(a) It is duly organized pursuant to and validly existing under the laws of the jurisdiction in which it was formed or organized.

(b) It has full power and authority under applicable law to perform its obligations under this Agreement.

(c) It has duly and validly authorized, executed and delivered this Agreement.

(d) The execution and delivery of this Agreement, the incurrence of the obligations set forth in this Agreement and the consummation of the transactions contemplated herein will not constitute a breach of or default under any instrument by which it is bound or any order, rule or regulation applicable to either of any court or any governmental body or administrative agency having jurisdiction over it.

(e) It has all U.S. federal and state governmental, regulatory and exchange approvals and licenses, and has effected all filings and registrations with U.S. federal and state governmental agencies required to conduct its business and to act as described in this Agreement or required to perform its obligations as described under this Agreement.

(f) It shall notify the Selling Agent promptly if any change occurs which would make any of the above representations inaccurate or incomplete as to itself.

Section 2. Offering and Sale of Interests; Solicitation of Managed Account Clients; Representations, Warranties and Covenants of the Selling Agent.

(a) Appointment. Each Manager hereby appoints the Selling Agent as the non-exclusive selling agent of its respective Funds and as the non-exclusive solicitor for each of the Investment Managers in respect of each such entity’s respective Managed Accounts, in each case during the term of, and subject to, this Agreement.

(b) Acceptance; Ongoing Services. The Selling Agent hereby accepts the appointment as a non-exclusive selling agent of the Funds during the term herein specified for the purpose of finding acceptable U.S. Person investors for Interests through a private placement pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, to introduce such investors to the Funds and to provide or cause selling agents that provide representations substantially the same as those set forth in Section 2(d) below to provide ongoing services (“Ongoing Services”) to such investors for the duration of their investments in the Funds, including, without limitation, advising investors of the respective net asset values of their Interests and the relevant Funds, advising investors with respect to making additional capital contributions (or capital commitments, as the case may be) to the Funds or withdrawals/redemptions of Interests (if applicable), providing information to investors regarding general market conditions, and such other matters as agreed upon by the parties hereto, as applicable, from time to time. The Selling Agent also hereby accepts the appointment as non-exclusive solicitor for each of the Investment Managers in respect of each such entity’s respective Managed Accounts. It is understood that the Selling Agent has no commitment with regard to the sale of the Interests or solicitation for Managed Accounts other than to use reasonable efforts. It is understood that the Selling Agent’s agreement to use reasonable efforts to find acceptable investors (and/or to clients to invest through a Managed Account) shall not prevent the Selling Agent from acting as a selling agent or underwriter for the securities of other issuers or accounts of other managers (or investment managers, advisers, sub-advisers, managing members and/or general partners) which may be offered or sold during the term hereof. The agency of the Selling Agent hereunder shall continue until the termination of this Agreement. Any sales of Interests made prior to the date hereof by the Selling Agent shall be deemed made pursuant to this Agreement. For purposes of this Agreement, “U.S. Person” means, with respect to any person, any individual or entity that is one or more of the following: (i) a “United States Person” as defined under Regulation S promulgated under the Securities Act; (ii) a person or entity that is not a “Non-United States Person” as defined under Commodity Futures Trading Commission Regulation 4.7; or (iii) a “United States person” under the Internal Revenue Code of 1986, as amended.

(c) Compensation; Suspension of Compensation. As compensation for the Selling Agent’s services hereunder, each Manager will agree on the compensation from time to time payable to the Selling Agent. Compensation payable to the Selling Agent related to the services provided to each Manager hereunder may, at each Manager’s option, discontinue if, at any time, (i) the Selling Agent is not appropriately registered in all capacities necessary to receive such compensation, (ii) the Selling Agent breaches any representation, warranty or covenant contained in this Agreement, or (iii) in the case of Interests only, an uncured Disqualifying Event (as defined below) occurs with respect to any Selling Agent Party (as defined below).

(d) Representations. In connection with the offer and sale of Interests and the provision of Ongoing Services to investors in the Funds as well as in connection with its solicitation of clients for Managed Accounts, the Selling Agent represents that:

(i)	it and all of its personnel involved in the activities contemplated hereunder have complied and will comply fully with duly authorized instructions and all applicable laws;

(ii)

it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory and self-regulatory registrations, approvals, memberships and licenses required to perform its obligations under this Agreement and it will maintain all such registrations, approvals, memberships and licenses during the term of this Agreement;

(iii)	it is validly existing in the state in which it was organized and has full power and authority to perform its obligations under this Agreement;

(iv)	this Agreement has been duly and validly authorized, executed and delivered on its behalf and constitutes its binding and enforceable obligation in accordance with its terms; and

(v)

the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, its organizational or charter documents, under any instrument by which it is bound or under any order, rule or regulation applicable to it or any court or any governmental body or administrative agency having jurisdiction over it.

The Selling Agent agrees to notify the Manager promptly if any change occurs which would make any of the above representations inaccurate or incomplete.

(e)	Disqualifying Events.

(i)

The Selling Agent represents that: (A) neither the Selling Agent nor any of its officers, directors, managers, managing members or principals is a person who (1) is subject to a U.S. Securities and Exchange Commission (“SEC”) order issued under Section 203(f) of the Advisers Act, (2) has been convicted within the previous 10 years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act, (3) has been found by the SEC to have engaged, or has been convicted of engaging in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act, (4) is subject to any order, judgment or decree issued by the SEC pursuant to Section 203(e)(4) of the Advisers Act, or (5) is disqualified by statute from being involved, directly or indirectly, in the private placement of securities, and (B) none of the Selling Agent or any of its directors, executive officers, officers participating in the offering of the Interests, other employees directly or indirectly receiving compensation in respect of the sale of Interests, general partners or managing members, or any directors, executive officers or any other officers participating in the offering of any such general partner or managing member (as each such term is used in SEC Rule 506(d), collectively, “Selling Agent Parties”), is subject to any matters that trigger or would have triggered disqualification under SEC Rule 506(d)(1) during any applicable period set forth therein (each a “Disqualifying Event”).

(ii)	The Selling Agent agrees to provide each Manager and the Funds with prompt notification at any time any Selling Agent Party is subject to a Disqualifying Event.

The Selling Agent further agrees that, following receipt of such notice (or upon a Manager or the Funds becoming aware that any Selling Agent Party has become subject to a Disqualifying Event) and at the election of each Manager and the Funds, (A) such Manager (acting itself and/or at the direction of one or more Funds to which it provides services) may terminate this Agreement immediately without prior notice or (B) the Selling Agent shall promptly (1) terminate any such Selling Agent Party that is a natural person, or (2) obtain a waiver to permit such Selling Agent Party to continue to perform roles with respect to the Funds without resulting in the Funds being unable to rely on the exemption from registration under the Securities Act provided by Rule 506 thereunder, and (3) the Selling Agent shall promptly provide each Manager and the Funds with written confirmation that it has taken the steps described in this clause (B). The Selling Agent shall also cooperate fully with the Manager and the Funds to prepare and provide any necessary disclosure to investors in the Funds relating to such Disqualifying Event in compliance with SEC Rule 506(e). The Selling Agent represents and warrants that it has accurately completed the Selling Agent Questionnaire attached hereto as Appendix A and agrees promptly to complete any questionnaires delivered to it periodically by a Manager or the Funds in conjunction with their complying with SEC Rule 506(d).

(f) Eligibility; Suitability. In respect of prospective investors/clients directly solicited by the Selling Agent, the Selling Agent agrees not to solicit investment from or recommend the purchase of Interests or the opening of a Managed Account to any prospective investor/client unless the Selling Agent has reasonable grounds to believe, on the basis of information obtained from the prospective investor/client that such investor, if investing in a Fund, meets the eligibility and suitability requirements of the applicable Fund as stated in the confidential offering memorandum or prospectus of such Fund, as amended (each, a “Memorandum”) and such Fund’s application form or subscription document, or that the client, if investing in a Managed Account, (i) can afford to bear the risks of an investment in such Managed Account, (ii) has sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in such Managed Account, and (iii) otherwise qualifies as an acceptable client with respect to such additional criteria that may be established by the relevant Investment Manager from time to time regarding suitable clients.

(g) ADV Delivery. The Selling Agent agrees that in connection with its solicitation of prospective investors/clients, it will provide (or procure for the provision to) each prospective investor/client with a current copy of each relevant Memorandum for each Fund (if applicable), including all exhibits, attachments and appendices thereto, and a copy of the applicable Investment Manager’s Form ADV, Part 2 and Privacy Notice.

(h) Affiliate Disclosure. The Selling Agent agrees that in connection with its solicitation of prospective clients for Managed Accounts, it will disclose to such client the Selling Agent’s status as an affiliate of each Investment Manager.

(i) Limits on Compensation Source. The Selling Agent shall not accept compensation from any person or entity other than from the applicable Manager or the relevant Fund in respect of the sale of Interests or the opening of a Managed Account with the applicable Investment Manager.

(j) Use of Agents. If the Selling Agent engages sub-agents to assist it in the sale of Interests or the solicitation of clients for Managed Accounts, the Selling Agent solely shall be responsible for all actions and omissions of and all compensation for any sub-agent. The Selling Agent shall be solely and exclusively responsible for satisfaction of its duties hereunder and for compliance with all legal and regulatory requirements applicable to its activities and the supervision of the activities of its agents, servants, employees, partners and principals.

(k) Marketing Materials; No Authority to Bind. The Selling Agent shall not utilize any solicitation material regarding any Fund or Managed Account except solicitation material approved by such Fund or the applicable Investment Manager or their respective designees. The Selling Agent shall not employ any means of solicitation that violates the terms of the applicable Fund. In performing its services hereunder, the Selling Agent shall have no authority to bind any Manager or any Fund in any way.

(l) Confidentiality. The Selling Agent shall maintain the confidentiality of all information regarding any investor or client disclosed to the Selling Agent by a Manager or a Fund and shall not use or disclose any such information other than to carry out the purposes for which the information is disclosed, including, without limitation, for the Selling Agent to provide Ongoing Services to such investors/clients and for the Selling Agent to carry out its obligations hereunder in the ordinary course of its business.

(m) AML Provisions.

(i)

Notwithstanding anything to the contrary in this Agreement, the Selling Agent: (A) maintains anti-money laundering policies that comply with the USA PATRIOT Act and applicable U.S. federal anti-money laundering regulations, including steps to verify the identity of prospective investors/clients (“AML Laws, Regulations and Policies”); (B) complies with AML Laws, Regulations and Policies; (C) will promptly deliver to the relevant party notice of any AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that relates to any prospective investor for, or purchaser of, Interests; and (D) will cooperate and deliver information reasonably requested by each Manager concerning investors/clients that purchased Interests sold by Selling Agent or contributed to Managed Accounts referred by Selling Agent necessary for the Fund or a Manager, as applicable, to comply with AML Laws, Regulations and Policies.

(ii)

The Selling Agent acknowledges that the administrators of the Funds will be engaged to execute customer identification programs on behalf of each Manager, which responsibilities include collecting and reviewing investor/client identification information, including passports or other government-issued identification; checking names of investors against lists maintained by the U.S. Department of Treasury’s Office of Foreign Assets Control, the European Union and the United Kingdom; and keeping records and making reports related thereto (collectively, the “AML Functions”). The Selling Agent and/or its designees on its behalf shall conduct a review on a periodic basis (scope and timing of such review to be mutually agreed among the parties) of the administrators of the Funds on behalf of the Managers.

Section 3. Covenants to Selling Agent.

(a) Each Manager agrees to notify the Selling Agent of any material criminal, civil or administrative proceedings against or involving itself or any Fund or Managed Account which it is delegated or authorized to notify the Selling Agent or of the issuance by any U.S. federal or state regulatory body of any order suspending any of its registration that relates to its role in the operation of a Fund or Managed Account which it acts as general partner, managing member, investment manager, investment adviser or sub-adviser or in a similar capacity, as applicable.

(b) Each Investment Manager will furnish to the Selling Agent a copy of each amendment or supplement to the Memorandum of each Fund to which such Investment Manager provides services and to its Form ADV, Part 2 and Privacy Notice.

(c) Upon the reasonable request of the Selling Agent, each Manager shall provide any documents necessary in connection with the AML Functions to the Selling Agent.

Section 4. Indemnification.

(a) Manager Indemnity. Each Manager severally (and not jointly and severally) shall indemnify, hold harmless and defend the Selling Agent and its employees, principals, stockholders, directors, officers, and agents and their respective successors and assigns (the “Selling Agent Parties”), from and against any loss, liability, claim, demand, damage, cost, and expense, joint or several (including reasonable attorneys’ and accountants’ fees and expenses) (collectively, “Damages”), resulting from a demand, claim, lawsuit, action or proceeding arising out of this Agreement, any selling agreement entered into by the Selling Agent with sub-agents, the offer and sale of Interests in the Funds to which such Manager provides services or the solicitation of any client for or opening of any Managed Account; provided that such Manager shall not indemnify or hold harmless any Selling Agent Party for any Damages relating to, based upon, or arising out of an act or omission by any Selling Agent Party constituting gross negligence or willful misconduct.

(b) Selling Agent Indemnity. The Selling Agent shall indemnify, hold harmless, and defend each Manager and its respective employees, principals, stockholders, directors, officers, and agents and their respective successors and assigns (as to each Manager, the “Manager Parties”) from and against any Damages resulting from a demand, claim, lawsuit, action or proceeding arising out of an act or omission by any Selling Agent Party constituting gross negligence or willful misconduct.

(c) Indemnification Process. In no case shall an indemnifying party be liable under this Agreement with respect to any claim made against any indemnified party unless such indemnifying party shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this

Agreement. Such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein. If such indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnifying party or parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by it or them.

(d) Interpretation. The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party. With respect to any Fund, the foregoing indemnity provisions shall not increase the liability of any investor to a Fund beyond the amount of such investor’s capital and profits (exclusive of distributions or other returns of capital, including redemptions). Under no circumstances shall any party be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

Section 5. Status of Parties. In selling Interests in each Fund or Managed Account for a Manager, the Selling Agent is acting solely as independent agent and not as principal.

Section 6. Term and Termination.

(a) Term. The term of this Agreement shall commence upon the Effective Date and shall terminate as hereinafter provided.

(b) Additions. Each of the parties hereto acknowledges and agrees that: (i) a new Manager may be added as a party to this Agreement from time to time by entering into a joinder to this Agreement (any such addition, an “Addition”), in a form substantially similar to the form of joinder agreement attached hereto as Appendix B; and (ii) upon any such Addition, such terms appended to and/or contained in the relevant joinder agreement be incorporated into this Agreement with respect to the new Manager.

(c) Termination.

(i) This Agreement may be terminated at any time in its entirety upon the consent of the parties hereto.

(ii) This Agreement may be terminated by the Selling Agent, upon 30 calendar days’ prior written notice to the other parties.

(iii) This Agreement may be terminated by a Manager with respect to that Manager in accordance with Section 6(d).

(d) Manager Terminations. Each of the parties hereto acknowledges and agrees that: (i) from time to time each Manager may terminate its respective appointment of the Selling Agent pursuant to this Agreement as to such Manager’s Funds and/or Managed Accounts (as applicable) by written notice to the other parties hereto (any such termination, a “Manager Termination”); and (ii) upon any such Manager Termination, this Agreement shall remain in full force and effect with respect to all remaining parties in their relevant capacities and, subject to the survival provision set forth in Section 6(e), this Agreement shall automatically terminate with respect to the relevant Manager’s appointment of the Selling Agent (but solely to the extent that, upon the effect of such Manager Termination, such Manager party shall no longer be a Manager for purposes hereof and the Selling Agent’s appointment shall be so terminated) with effect from the date set forth in such terminating Manager’s Manager Termination.

(e) Survival. The following provisions will survive the termination of this Agreement: Sections 2(c), 2(l), 4, 6(e), 10, 11, 12 and 14.

Section 7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought. This Agreement shall supersede, with respect to the terms and conditions related to the provision of services by the Selling Agent to the Managers with respect to U.S. Persons, any other agreement between the relevant Manager and the Selling Agent (including, without limitation, the Original Selling Agreements).

Section 8. Headings. Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning of interpretation hereof.

Section 9. Amendment; Waiver. This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

Section 10. Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, telecopy, telex, telegram or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as set forth below (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

if to AHL, GLG UK, Man GPM UK or MSL UK:

Riverbank House

2 Swan Lane

London EC4R 3AD

United Kingdom

Attention: Group Legal

if to FRM USA, GLG US, Man GPM USA, the US ManCo, Numeric or the Selling Agent:

452 Fifth Avenue, 27th Floor

New York, NY 10018

U.S.A.

Attention: U.S. Legal

if to the Cayman ManCo:

Fidelity Financial Centre, 2nd Floor

West Bay Road

PO Box 2427

Grand Cayman KY1-1105

Cayman Islands

Attention: The Directors

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

Section 12. Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved within the City of New York and State of New York. Accordingly, the parties consent and submit to the non-exclusive jurisdiction of the federal and state courts located within the City of New York and State of New York.

Section 13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 14. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the parties hereto and such parties’ respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or entity. Notwithstanding the foregoing, this Agreement may not be assigned or delegated by a Manager without the prior written consent of the Selling Agent and may not be assigned or delegated by the Selling Agent without the prior written consent of the other parties. No purchaser of (or investor holding) an Interest or direct or indirect client that has directly or indirectly contributed funds into a Managed Account shall be considered to be a successor or assign solely on the basis of such purchase (holding) or contribution.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the date first above written.

MANAGERS:

AHL PARTNERS LLP

By: Man Investments Limited, Its Managing Member

By:	/s/ Aurelia Bonfanti /s/ Choon Tan
Name: Aurelia Bonfanti Choon Tan
Title: Authorised Signatory Authorised Signatory

FRM INVESTMENT MANAGEMENT (USA) LLC

By:	/s/ Lisa Munoz
Name: Lisa Munoz
Title: Assistant Secretary

GLG LLC

By:	/s/ Nancy Lynch
Name: Nancy Lynch
Title: Assistant Secretary

GLG PARTNERS LP

By: GLG Partners Limited, Its General Partner

By:	/s/ Czaf Ali /s/ Suzy Davies
Name: Czaf Ali Suzy Davies
Title: Authorised Signatory Authorised Signatory

MAN ASSET MANAGEMENT (CAYMAN) LIMITED

By:	/s/ Russell Burt
Name: Russell Burt
Title: Director

[SIGNATURE PAGE TO OMNIBUS US SELLING AGREEMENT]

MAN GLOBAL PRIVATE MARKETS (UK) LIMITED

By:	/s/ Tania Cruickshank
Name:	Tania Cruickshank
Title:	Director

MAN GLOBAL PRIVATE MARKETS (USA) INC.

By:	/s/ Kaitlin Carroll
Name:	Kaitlin Carroll
Title:	Assistant Secretary

MAN INVESTMENTS (USA) CORP.

By:	/s/ Solomon Kuckelman
Name:	Solomon Kuckelman
Title:	Secretary

MAN SOLUTIONS LIMITED

By:	/s/ Tania Cruickshank
Name:	Tania Cruickshank
Title:	Director

NUMERIC INVESTORS LLC

By:	/s/ Catherine Yang
Name:	Catherine Yang
Title:	Assistant Secretary

SELLING AGENT:

MAN INVESTMENTS INC.

By:	/s/ Eric Burl
Name:	Eric Burl
Title:	President

[SIGNATURE PAGE TO OMNIBUS US SELLING AGREEMENT]

SCHEDULE A

List of AHL Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which AHL acts as investment manager, investment advisor, investment sub-advisor or in a similar capacity whether presently or in the future (except those Funds for which the Cayman ManCo or the US ManCo has separately appointed the Selling Agent as set out in Schedule E or Schedule H, respectively, hereof).

SCHEDULE B

List of FRM USA Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which FRM USA acts as investment manager, investment advisor, investment sub-advisor or in a similar capacity whether presently or in the future (except those Funds for which the US ManCo has separately appointed the Selling Agent as set out in Schedule H hereof).

SCHEDULE C

List of GLG US Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which GLG US acts as investment manager, investment advisor, investment sub-advisor or in a similar capacity whether presently or in the future (except those Funds for which the US ManCo has separately appointed the Selling Agent as set out in Schedule H hereof).

SCHEDULE D

List of GLG UK Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which GLG UK acts as investment manager, investment advisor, investment sub-advisor or in a similar capacity whether presently or in the future (except those Funds for which the Cayman ManCo or the US ManCo has separately appointed the Selling Agent as set out in Schedule E or Schedule H, respectively, hereof).

SCHEDULE E

List of Cayman ManCo Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which the Cayman ManCo acts as manager or in a similar capacity whether presently or in the future.

SCHEDULE F

List of Man GPM UK Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which man Man GPM UK acts as investment manager, investment advisor, investment sub-advisor or in a similar capacity whether presently or in the future (except those Funds for which the Cayman ManCo or the US ManCo has separately appointed the Selling Agent as set out in Schedule E or Schedule H, respectively, hereof).

SCHEDULE G

List of Man GPM US Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which Man GPM US acts as investment manager, investment advisor, investment sub-advisor or in a similar capacity whether presently or in the future (except those Funds for which the Cayman ManCo or the US ManCo has separately appointed the Selling Agent as set out in Schedule E or Schedule H, respectively, hereof).

SCHEDULE H

List of US ManCo Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which the US ManCo acts as general partner, managing member, manager or in a similar capacity whether presently or in the future.

SCHEDULE I

List of MSL UK Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which man MSL UK acts as investment manager, investment advisor, investment sub-advisor or in a similar capacity whether presently or in the future (except those Funds for which the Cayman ManCo or the US ManCo has separately appointed the Selling Agent as set out in Schedule E or Schedule H, respectively, hereof).

SCHEDULE J

List of Numeric Funds

As of October 1, 2020

All Funds offered to U.S. Persons for which Numeric acts as investment manager, investment advisor, investment sub-advisor or in a similar capacity whether presently or in the future (except those Funds for which the US ManCo has separately appointed the Selling Agent as set out in Schedule H hereof).

APPENDIX A

SEC Rule 506(d) Selling Agent Questionnaire for the Selling Agent

Basis for Response; Amending Responses. Please answer every question. Please immediately advise each of the Managers (as defined in the Omnibus US Selling Agreement entered into by and among AHL Partners LLP, FRM Investment Management (USA) LLC, GLG LLC, GLG Partners LP, Man Asset Management (Cayman) Limited, Man Global Private Markets (UK) Limited, Man Global Private Markets (USA) Inc., Man Investments (USA) Corp., Man Solutions Limited, Numeric Investors LLC and Man Investments Inc. dated as of November 4, 2020, as amended) by telephone or email if there is any change in the information set forth herein after you have completed this questionnaire.

Attachments. Please feel free to attach extra pages as necessary. Please reference the question to which any attachment relates.

All responses should be made in respect of (i) the selling agent, (ii) its directors, executive officers1 and any other officers participating in the offering2 of interests in any fund advised by a Manager, (iii) any general partner or managing member of the selling agent, (iv) any directors, executive officers and any other officers participating in such offering of any such general partner or managing member of the selling agent and (v) any other employee of the selling agent or such affiliates who has directly or indirectly received or will directly or indirectly receive remuneration in respect of such offering.

(a) Have you3, within the last ten (10) years, been convicted of a felony or misdemeanor, in the United States, (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”) or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

Yes ______                     No __X__

If your response to question a. is “yes,” please explain. In your explanation, please include (i) the jurisdiction in which the conviction occurred, (ii) the nature of the offense, (iii) the nature of the conviction (i.e. felony or misdemeanor), (iv) the date of the conviction and (v) the sentence received.

[1]

The term “executive officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions. Executive officers of subsidiaries may be deemed executive officers of the selling agent if they perform such policy making functions for the selling agent.

[2]

The term “participating in the offering” can encompass, but is not limited to, activities such as participation or involvement in due diligence activities related to the offering, involvement in the preparation of disclosure documents, and communications with the issuer, prospective investors or other offering participants. Whether activities are considered participating in the offering is a question of fact.

[3]

The term “you” means (i) the selling agent (ii) its directors, executive officers and any other officers participating in the offering of interests in any fund advised by the Managers, (iii) any general partner or managing member of the selling agent, (iv) any directors, executive officers and any other officers participating in such offering of any such general partner or managing member of the selling agent and (v) any other employee of the selling agent or such affiliates who has directly or indirectly received or will directly or indirectly receive remuneration in respect of such offering.

(b) Are you currently subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins you from engaging in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of a false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

Yes ______                     No __X__

If your response to question b. is “yes,” please explain. In your explanation, please include (i) the jurisdiction in which the court injunction or restraining order was issued, (ii) the nature of the offense, (iii) the date the injunction or restraining order was issued and (iv) the dates during which the injunction or restraining order is in effect.

(c) Are you currently subject to a final order4 of a State securities commission (or an agency or officer of a State performing like functions), a State authority that supervises or examines banks, savings associations, or credit unions, a State insurance commission (or an agency or officer of a State performing like functions), an appropriate Federal banking agency, the National Credit Union Administration, or the U.S. Commodity Futures Trading Commission, that—

(i)

bars you from (A) association with an entity regulated by such commission, authority, agency, or officer; (B) engaging in the business of securities, insurance, or banking; or (C) engaging in savings association or credit union activities; or

(ii)	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years?

Yes ______                     No __X__

If your response to question c. is “yes,” please explain. In your explanation, please provide (i) the authority that issued the final order, (ii) the nature of the offense, (iii) the date the final order was issued and (iv) the dates during which the final order is in effect.

(d) Are you currently subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 203(e) or (f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) that (i) suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on your activities, functions or operations, or (iii) bars you from being associated with any entity or from participating in the offering of any penny stock?

Yes ______                     No __X__

[4]

The term “final order” means a written directive or declaratory statement issued by a federal or State agency pursuant to applicable statutory authority and procedures, that constitutes a final disposition or action by that federal or State agency. A final order may still be subject to appeal and otherwise meet this definition.

If your response to question d. is “yes,” please explain. Please include in your explanation (i) the nature of the offense, (ii) the date of the order and (iii) the dates during which the order is in effect.

(e) Are you currently subject to any order of the SEC, entered in the last five (5) years, that orders you to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”) Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (b) Section 5 of the Securities Act?

Yes ______                     No __X__

If your response to question e. is “yes,” please explain. Please include in your explanation (i) the nature of the offense, (ii) the date of the order and (iii) the dates during which the order is in effect.

(f) Are you currently suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization5 for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

Yes ______                     No __X__

If your response to question f. is “yes,” please explain. In your explanation, please provide (i) the organization from which you were suspended or expelled, (ii) the nature of the offense and (iii) the dates of suspension or expulsion.

(g) Have you filed as a registrant or issuer, or have you been named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, (i) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (ii) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?

Yes _____                     No __X__

If your response to question g. is “yes,” please explain. In your explanation, please include (i) the nature of the offense and (ii) if applicable, the date of the order.

[5]	The term “self-regulatory organization” means a registered national securities exchange or registered national or affiliated securities association.

(h) Are you subject to (i) a United States Postal Service false representation order entered into within the last five (5) years, or (ii) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Yes ______                     No __X__

If your response to question h. is “yes,” please explain. In your explanation, please include (i) the nature of the offense and (ii) the date of the order or preliminary injunction

(i) from disqualification under Rule 506(d) either (i) from the SEC or (ii) from the court or regulatory authority that entered the relevant order, judgment or decree?

Yes ______                    No __X__

If your response to question i. is “yes,” please explain. In your explanation, please include(i) the party which granted such waiver and (ii) the date such waiver was granted.

The undersigned confirms that the foregoing statements are true, correct and complete. The undersigned understands and agrees that the foregoing responses, as completed by the undersigned, and the undersigned s further communication regarding the matters contemplated herein, will be relied upon by the issuer in connection with filings with the SEC.

Dated: November 4, 2020

MAN INVESTMENTS INC.

By:	/s/ Eric Burl
Name: Eric Burl
Title: President

APPENDIX B

Form of Joinder Agreement

[Insert Date]

RE:

Joinder Agreement to the Omnibus US Selling Agreement dated as of November 4, 2020 entered into by and among AHL Partners LLP, FRM Investment Management (USA) LLC, GLG LLC, GLG Partners LP, Man Asset Management (Cayman) Limited, Man Global Private Markets (UK) Limited, Man Global Private Markets (USA) Inc., Man Investment (USA) Corp., Man Solutions Limited, Numeric Investors LLC, and Man Investments Inc., as amended (the “Selling Agreement”)

Ladies and Gentlemen:

By execution of this Joinder Agreement, the undersigned agrees that, pursuant to Section 6(b) of the Selling Agreement, the undersigned agrees to become a party to the Selling Agreement as a Manager on the terms thereof with respect to its Funds and its Managed Accounts (as applicable), to appoint the Selling Agent with respect thereto on the terms of the Selling Agreement, and be bound in all respects by the terms and provisions of the Selling Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Selling Agreement.

The undersigned has executed this Joinder Agreement as of the date first written above with effect as of [•].

[Insert Name of Joining Party]

By:
Name:
Title:

Acknowledging and agreeing as of the date hereof to its appointment as Selling Agent with respect to such Manager, such Manager’s Funds and Managed Accounts (as applicable):

MAN INVESTMENTS INC.

By:
Name:
Title: